Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

ITS OUTSTANDING ORDINARY SHARES FOR AN

AGGREGATE PURCHASE PRICE NOT EXCEEDING $175.0 MILLION

AT A PER SHARE PURCHASE PRICE NOT LESS THAN $30.50 PER SHARE

NOR GREATER THAN $34.50 PER SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 2, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

November 3, 2014

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 3, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Fresh Del Monte Produce Inc., a Cayman Islands exempted company (the “Company”), to purchase for cash its ordinary shares, $0.01 par value (“shares”), pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $30.50 nor greater than $34.50 per share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case upon the terms and subject to the conditions described in the Offer. We are offering to purchase shares having an aggregate purchase price not exceeding $175.0 million. After the Expiration Time, the Company will, upon the terms and subject to the conditions of the Offer, determine a single price per share (the “Purchase Price”) in which case shares are tendered without specifying a purchase price, which will be not less than $30.50 and not greater than $34.50 per share, that it will pay for its ordinary shares that are validly tendered in the Offer and not validly withdrawn, taking into account the number of shares tendered pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by shareholders tendering shares pursuant to Auction Tenders. Shares tendered pursuant to Purchase Price Tenders will be deemed to have been tendered at a price of $30.50 per share (which is the minimum price per share under the Offer) for purposes of determining the Purchase Price. The Purchase Price will be the lowest price per share of not less than $30.50 and not greater than $34.50 per share, at which shares have been tendered or have been deemed to be tendered in the Offer, that will enable the Company to purchase the maximum number of shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price not exceeding $175.0 million.

All shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority, proration and conditional tender provisions described in the Offer to Purchase, all of the shares tendered at or below the Purchase Price may not be purchased if more than the number of shares the Company seeks are validly tendered at or below the Purchase Price and not validly withdrawn. Only shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Time and determination of the Purchase Price. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, if more than the number of shares having an aggregate purchase price of $175.0 million are validly tendered at or below the Purchase Price and not validly withdrawn prior to the Expiration Time, the Company will purchase shares: (i) first, from all holders of “odd lots” of less than 100 shares who validly tender all of their shares at or below the Purchase Price (and do not validly withdraw them prior to the Expiration Time); (ii) second, from all other shareholders who validly tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time) (except for shareholders who tendered shares conditionally for which the condition was not satisfied), on a pro rata basis with appropriate adjustments to avoid the purchase of fractional shares, until the Company has purchased shares resulting in an aggregate purchase price of $175.0 million; and (iii) third, only if necessary to permit the Company to purchase shares resulting in an aggregate purchase price of $175.0 million, from holders who validly tender shares at or below the Purchase Price (and do not validly withdraw such shares prior to the Expiration Time) conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose shares are conditionally tendered must have validly tendered and not validly withdrawn all of their shares prior to the Expiration Time. See Sections 1, 3, 4 and 6 of the Offer to Purchase.

Because of the “odd lot” priority, proration and conditional tender provisions described above and as described further in the Offer to Purchase, the Company may not purchase all of the shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

In addition, the Company has reserved the right, if shares having an aggregate purchase price in excess of $175.0 million are tendered in the Offer at or below the Purchase Price, to accept for purchase at the Purchase Price pursuant to the Offer up to an additional 2% of its outstanding shares without extending the Expiration Time. See Section 1 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONE WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO YOUR INSTRUCTIONS. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.    If you wish to make an Auction Tender, you may tender your shares at a price not less than $30.50 nor greater than $34.50 per share, in increments of $0.25, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest. Alternatively, you may make a Purchase Price Tender by checking the appropriate box on the Instruction Form, in which case you will be deemed to have tendered your shares at a price of $30.50 per share (which is the minimum price per share in the Offer).

2.    You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.    The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 7 of the Offer to Purchase.

4.    The Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on December 2, 2014, unless the Offer is extended or terminated by the Company.

5.    If you wish to tender shares at more than one price, you must complete a separate Instruction Form for each price at which you wish to tender shares. We must submit separate Letters of Transmittal or Agent’s Messages on your behalf for each price at which you are tendering shares, provided, however, that the same shares cannot be tendered at more than one price, unless previously validly withdrawn. See Sections 3 and 4 of the Offer to Purchase.

6.    If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the shares that you own at or below the Purchase Price prior to the Expiration Time, and check the box captioned “Odd Lots” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such shares for payment before any proration of the purchase of other tendered shares.

7.    If you wish to tender shares subject to the condition that all or a specified minimum number of your shares tendered must be purchased if any shares tendered are purchased, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.

8.    Any tendering shareholder or other payee who is a United States Holder (as defined in Section 14 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to United States federal income tax backup withholding of 28% of the gross proceeds paid to the United States Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is exempt from backup withholding. In order to avoid backup withholding, any tendering shareholder who is a Non-United States Holder (as defined in Section 14 of the Offer to Purchase) must file an appropriate IRS Form W-8, attesting to such shareholder’s exemption from backup withholding. The form can be obtained from the IRS website at www.irs.gov. See Sections 3 and 14 of the Offer to Purchase

If you wish to have us tender all or any portion of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time. Please note that the Offer and withdrawal rights will expire at 11:59 p.m., New York City time, on December 2, 2014, unless the Offer is extended or terminated.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, shareholders in any jurisdiction in which the making or acceptance of offers to sell shares would not be in compliance with the laws of that jurisdiction. If the Company becomes aware of any such jurisdiction where the making of the Offer or the acceptance of shares pursuant to the Offer is not in compliance with applicable law, the Company will make a good faith effort to comply with the applicable law. If, after such good faith effort, the Company cannot comply with the applicable law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the shareholders residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Managers (as defined in the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

THE OFFER CONSTITUTES PART OF THE STOCK REPURCHASE PROGRAM AUTHORIZED BY THE COMPANY’S BOARD OF DIRECTORS AND DESCRIBED IN SECTION 11 OF THE OFFER TO PURCHASE. HOWEVER, THE COMPANY’S BOARD OF DIRECTORS HAS NOT, NOR HAS ANY OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISIONS AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THE OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISIONS WITH YOUR OWN TAX ADVISORS, FINANCIAL ADVISORS AND/OR BROKERS.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO PURCHASE FOR CASH

ITS OUTSTANDING ORDINARY SHARES FOR AN

AGGREGATE PURCHASE PRICE NOT EXCEEDING $175.0 MILLION

AT A PER SHARE PURCHASE PRICE NOT LESS THAN $30.50 PER SHARE

NOR GREATER THAN $34.50 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 3, 2014 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”), by Fresh Del Monte Produce Inc., a Cayman Islands exempted company (the “Company”), to purchase for cash its ordinary shares, $0.01 par value (“shares”), pursuant to (i) auction tenders at prices specified by the tendering shareholders of not less than $30.50 nor greater than $34.50 per share or (ii) purchase price tenders without specifying a purchase price, in either case upon the terms and subject to the conditions described in the Offer to Purchase and in the Letter of Transmittal. We are offering to purchase shares having an aggregate purchase price not exceeding $175.0 million.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the Letter of Transmittal (as amended or supplemented); (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the receipt of proceeds are solely his or her responsibility; and (6) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items that the withholding agent is legally required to withhold. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Company holds certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security number or other identification number, nationality, any shares of stock held in the Company, details of all options or any other entitlement to shares outstanding in the undersigned’s favor, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom the undersigned held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Depositary.

Number of shares to be tendered by you for the account of the undersigned:                  shares. Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

☐	By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Purchase Price Tender,” the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A SHAREHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $30.50	☐ $30.75	☐ $31.00	☐ $31.25	☐ $31.50
☐ $31.75	☐ $32.00	☐ $32.25	☐ $32.50	☐ $32.75
☐ $33.00	☐ $33.25	☐ $33.50	☐ $33.75	☐ $34.00
☐ $34.25	☐ $34.50

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

☐	By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered,” the undersigned is tendering shares and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $30.50 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $30.50 PER SHARE, A PRICE THAT IS BELOW THE CLOSING MARKET PRICE ON THE NEW YORK STOCK EXCHANGE FOR THE SHARES OF $32.11 ON OCTOBER 31, 2014, THE LAST FULL TRADING DAY BEFORE COMMENCEMENT OF THE OFFER. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

ODD LOTS

(See Section 1 of the Offer to Purchase and Box 6 of the Letter of Transmittal)

Under certain conditions, shareholders holding fewer than 100 shares may have their shares accepted for payment before any proration of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of 100 or more shares in the aggregate, even if these holders have separate accounts or certificates representing fewer than 100 shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered.”

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Box 6 to the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

EVERYONE WISHING TO GIVE INSTRUCTIONS HEREBY MUST COMPLETE THE FORM BELOW

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s)

(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Dated:	, 2014